Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-212812 on Form S-3 and Registration Statement No. 333-205825 on Form S-8 of our report dated September 11, 2020, relating to the financial statements of MasterCraft Boat Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended June 30, 2020.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

September 11, 2020